Exhibit 99.2

                      FORM OF COMMON STOCK PURCHASE WARRANT
                      -------------------------------------

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL, WHICH OPINION SHALL BE SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE ASSIGNMENT, TRANSFER OR EXCHANGE OF THIS WARRANT IS RESTRICTED IN ACCORDANCE WITH THE TERMS HEREOF.

                WARRANT TO PURCHASE 80,000 SHARES OF COMMON STOCK

                            PAR VALUE $.01 PER SHARE
                                       OF
                           THE SAGEMARK COMPANIES LTD.

                            EXERCISABLE ON OR BEFORE
                      5:00 PM., NEW YORK CITY, MAY 14, 2006

         This is to certify that, for value received, ________________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from The Sagemark Companies Ltd., a New York corporation (the "Company"), Eighty Thousand (80,000) fully paid and non-assessable shares of the Company's common stock, par value $.01 per share (the "Warrant Shares"), on the terms and conditions set forth herein. This warrant and any warrant resulting from an assignment, transfer, subdivision or exchange of this warrant, shall sometimes hereinafter be referred to as the "Warrant" or, collectively, as the "Warrants".

         1. Exercise Price. The purchase price of each of the Eighty Thousand (80,000) Warrant Shares shall be $3.45 per share, subject to adjustment as hereinafter provided (the "Purchase Price").

         2. Term. This Warrant shall be exercisable by the Holder, in whole or in part, at any time and from time to time during a period of four (4) years, commencing on May 14, 2002 and terminating at 5:00 PM Eastern Standard Time on May 14, 2006 (the "Exercise Period"), by the presentation of this Warrant, together with the Warrant Share Purchase Form in the form attached hereto as Exhibit "A", completed and duly executed by the Holder as provided in Paragraph 11 hereof, together with the Purchase Price as more specifically provided in this Warrant.

         3.       Payment.

                  (a) The Purchase Price of each of the Warrant Shares which are the subject of any exercise of this Warrant shall be paid in full by the Holder at the time of exercise, by certified check or bank draft therefor, payable to the Company, as hereinafter provided.

                  (b) The Company agrees that the Holder shall be deemed the record owner of the Warrant Shares as of the close of business on the date on which this Warrant and the completed and executed Warrant Share Purchase Form shall have been delivered by the Holder to the Company, together with payment of the Purchase Price, all in accordance with the terms of this Warrant, notwithstanding that certificates representing the Warrant Shares shall not then be or have been actually issued and delivered to the Holder.

         4. Exchange; Division. Subject to the provisions of Paragraph 9, this Warrant is assignable or exchangeable at the option of the Holder at the office of the Company for a warrant or other warrants of different denominations entitling the Holder thereof (and the Holder's assignees and transferees) to purchase in the aggregate up to but not more than the number of Warrant Shares, and (b) this Warrant may be divided or combined with other warrants which carry the same rights as this Warrant, in either case, upon presentation of this Warrant, at the office of the Company, together with a completed assignment in the form attached hereto as Exhibit "B" (the "Assignment Form") , duly executed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax payable in connection therewith. The Company will issue any such new Warrant or Warrants as soon as practical after its receipt of any such executed Assignment Form and this Warrant.

         5. Reservation of Shares. The Company hereby agrees that at all times during the Exercise Period there shall be reserved for issuance and/or delivery upon the exercise of this Warrant, such Warrant Shares as shall be required for issuance and delivery upon the proper exercise of this Warrant. If at any time during the Exercise Period, the number of shares of the Company's authorized common stock, $.01 par value per share (the "Common Stock"), shall not be sufficient to effect the exercise of this Warrant, the Company will promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock, to such number of shares of Common Stock as shall be sufficient for such purposes and the Company shall have the same obligation with respect to any other securities or property that may become issuable upon the exercise of this Warrant.

         6. Adjustments. Subject and pursuant to the provisions of this Paragraph 6, or elsewhere in this Warrant, the Purchase Price and the number and character of the Warrant Shares shall be subject to adjustment from time to time during the Exercise Period, upon the occurrences of any of the following events prior to the full exercise of this Warrant:

                  (a) In the event that at any time hereafter, the Company shall pay a dividend in shares of its Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such dividend or subdivision shall be proportionately reduced, and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such dividend or subdivision shall be proportionately increased, calculated to the next lowest whole number of shares. In the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior thereto shall be proportionately decreased, calculated to the next lowest whole number of shares, provided, however, that if for any reason the plan to pay a dividend in Common Stock or subdivide or combine the Common Stock is legally abandoned before payment, distribution or other final act of consummation, then any adjustment made in the Purchase Price by reason of the passage of the record date with respect to such dividend, subdivision or combination and the proposed change in the number of Warrant Shares subject to this Warrant shall be cancelled as of the date the plan is so abandoned.

                  (b) In the event of any reclassification, capital reorganization or other change of the outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a wholly owned subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of the outstanding shares of Common Stock of the class issuable upon the exercise of this Warrant) or in case of any sale or transfer to another corporation or entity of the assets or business of the Company as an entity or substantially as an entirety, the Holder of this Warrant shall have the right to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer as such Holder would have been entitled to purchase had such Holder exercised this Warrant in full immediately prior to such reclassification, capital reorganization, other change, consolidation, merger, sale or transfer.

                  (c) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 6, the Holder of this Warrant shall become entitled to purchase, upon the exercise of this Warrant, shares of stock, evidences of indebtedness, or other securities or assets (other than shares of Common Stock), then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, or other securities or assets, and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this Paragraph 6.

                  (d) If the Company shall distribute, during the Exercise Period, to all holders of its Common Stock, any securities or other assets (other than a distribution of Common Stock


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

or a cash distribution made as a dividend) the Board of Directors shall be required to make such equitable adjustment in the Purchase Price and/or Warrant Shares in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of any such distribution.

                  (e) No adjustment in the number of Warrant Shares shall be required under this Paragraph 6 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Warrant Shares issuable upon the exercise of this Warrant, provided, however that any adjustments, by reason of the foregoing, which are not required at the time to be made, shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment.

                  (f) Except as otherwise provided herein, whenever the number of Warrant Shares is adjusted pursuant to this Paragraph 6, the Purchase Price shall be adjusted (to the nearest one-tenth of a cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of such Warrant Shares so purchasable immediately thereafter.

                  (g) Upon the occurrence of each event requiring an adjustment of the Purchase Price and of the number of Warrant Shares pursuant to the terms of this Paragraph 6, the Company shall promptly notify the Holder of such event and the date on which such event is to become effective and the facts with respect thereto which shall be reasonably necessary to indicate the effect of such event on the Purchase Price and the Warrant Shares and shall forthwith have its independent certified public accountants compute or confirm the computation of the adjusted Purchase Price and the adjusted Warrant Shares by reason of such event in accordance with the provisions of this Paragraph 6 (such notice and computation to be delivered to the Holder at least ten (10) days prior to the effective date of such event). The Company shall mail forthwith to the Holder a copy of a certification containing such computation (the "Certificate") which shall be conclusive and binding upon the Holder unless contested by the Holder by written notice to the Company within thirty (30) days after receipt thereof by the Holder.

                  (h) In case the total number of Warrant Shares shall be increased or decreased pursuant to any of the provisions of this Paragraph 6, such total number of shares issuable to the Holder shall be rounded off to the nearest full share and no adjustment shall be made with respect to any fractional share of Common Stock which otherwise would be issuable as a result of any adjustment pursuant to this Paragraph. The Holder of this Warrant, by the Holder's execution hereof, expressly waives any right to receive any fractional share of Common Stock or scrip or any other evidence of fractional interest upon the exercise of this Warrant.

                  (i) For the purposes of this Paragraph, the term "Common Stock" shall mean the class of capital stock designated as the Common Stock of the Company on the first page of this Warrant and defined in Paragraph 5 hereof, or any other class of stock resulting from successive changes or reclassifications of such Common Stock. If at any time during the Exercise Period, as a result of an adjustment made pursuant to this Paragraph 6, the securities or other property obtainable upon the exercise of this Warrant shall include shares or other securities of the Company other than Common Stock, or securities of another corporation or other property, the number of such other shares or other securities or property shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 6 and all other provisions or this Warrant with respect to Common Stock shall apply on like terms to any other shares, securities or property

         7. Company's Representations to Holder. The Company hereby represents and warrants to the Holder that (a) the Company, by all appropriate and required action, is duly authorized to issue this Warrant and consummate all of the transactions contemplated hereby, and (b) the Warrant Shares, when issued and delivered by the Company to the Holder, and when paid for by the Holder in accordance with the terms and conditions hereof, will be duly and validly issued, fully paid and non-assessable.

         8. Holder's Representations to the Company. By acceptance of this Warrant, the Holder represents and warrants to the Company that the Holder is acquiring the Warrant and will acquire the Warrant Shares, for investment, for the Holder's own account and not with a view towards the resale or distribution thereof

         9. Restrictions on Transfer. By acceptance of this Warrant, the Holder hereby agrees that the Holder shall not sell, assign, convey or transfer by any means, or otherwise dispose of the Warrant or the Warrant Shares acquired by the Holder, in whole or in part, without registration under the Securities Act of 1933, as amended (the "Act"), and all applicable state securities ("Blue Sky") laws, rules and regulations, unless (i) an exemption from registration under the Act and all applicable Blue Sky laws, rules and regulations is available thereunder, and (ii) the Holder has furnished the Company with notice of such proposed transfer and an opinion of the Holder's legal counsel, which opinion is acceptable to the Company, that such proposed sale or transfer is so exempt. Absent the foregoing, the Holder shall be under no other restriction with respect to the sale, assignment, conveyance or transfer of this Warrant or the Warrant Shares.

         10. Holder's Acknowledgments. By acceptance of this Warrant the Holder acknowledges that:

                  (a) The Holder must bear the economic risk of the investment proposed herein for an indefinite period of time because the Warrant Shares will not have been registered under the Act and cannot be sold by the Holder unless they are registered under the Act or an exemption therefrom is available thereunder.

                  (b) The Holder has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on their behalf concerning this Warrant, the Warrant Shares and the terms and conditions hereof and to obtain any additional information necessary for the Holder to make the investment in the Company contemplated hereby, to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense.

                  (c) The Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the Act or an exemption therefrom thereunder as provided herein.

                  (d) The certificate(s), evidencing the Warrant Shares shall bear a legend substantially as follows:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment purposes and may not be sold, transferred, pledged or hypothecated in the absence of an effective current Registration Statement for the shares under the Act or an opinion of counsel to the Corporation that registration is not required under the Act."

         11. Warrant Exercise. This Warrant shall be exercised, in whole or in part, by delivering this Warrant and a completed and duly executed Warrant Share Purchase Form in the form annexed hereto as Exhibit "A" (the "Purchase Notice") to the Company at its principal place of business, at any time and from time to time during the Exercise Period. The Purchase Notice shall be accompanied by payment of the full Purchase Price of the Warrant Shares which are the subject of any Purchase Notice pursuant to the terms hereof, and the Company shall issue a certificate or certificates evidencing the Warrant Shares as soon as practicable after the Warrant and said notice and payment is received. Payment of the Purchase Price shall be made by a certified check or bank draft payable to the order of the Company. The certificate or certificates evidencing the Warrant Shares shall be registered in the name of the person or persons so indicated on the Purchase Notice. If this Warrant shall have been exercised only in part, the Company shall, at the time of the issuance and delivery of the Warrant Shares to the Holder, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new warrant shall, in all other respects, be identical with this Warrant.

         12.      Registration Right.

                  (a) Definitions. For the purposes of this Paragraph 12, the following terms shall have the meanings set forth below:

                           (i)      "Commission" shall mean the United States
Securities and Exchange Commission.

                           (ii)     "Other Holders" shall mean all officers,
directors and/or holders of 5% or more of the outstanding shares of the Common Stock.

                           (iii)    "Other Shares" shall mean all of the shares
of the Common Stock owned by any of the Other Holders.

                           (iv)     "Registration Statement" shall mean any
Registration Statement prepared and filed by the Company with the Commission in which the Holder has the right to include or cause the Company to include Registrable Shares pursuant to the terms of this Warrant.

                           (v)      "Registrable Shares" shall mean all shares
of Common Stock acquired by the Holder upon the exercise of this Warrant; provided, however that any of such shares of Common Stock which are deemed Registrable Shares in accordance herewith shall cease to be Registrable Shares
(x) upon the sale of such shares of Common Stock pursuant to a Registration Statement, (y) upon the sale of such shares of Common Stock pursuant to Rule 144 promulgated under the Act, or (z) on the date on which such shares of Common Stock become available for sale under Rule 144(k).

                  (b) If, at any time during the Exercise Period, the Company proposes to register any of its securities under the Act on behalf of any of the Other Holders (other than in connection with a merger, consolidation, acquisition of stock or assets of another entity, or pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form), it will give notice to the Holder, by registered or certified mail, return receipt requested, at least fifteen (15) days prior to the filing of each such Registration Statement, of its intention to do so. If the Company has, or does in the future during the Exercise Period, grant any Other Holder the right to register securities owned by them in any registration statement relating to a merger, consolidation, acquisition of stock or assets of another entity or pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, Holder shall receive notice thereof from the Company and have the right to include the Registrable Shares therein in accordance with the terms hereof, notwithstanding the foregoing exclusions. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of the Holder's desire to include any or all of the Registrable Shares in such proposed Registration Statement, the Company shall afford the Holder the opportunity to have any or all of the Registrable Shares included in and registered under such Registration Statement. Notwithstanding the foregoing:

                           (i)      if, in the opinion of the Company's
underwriter in connection with an underwritten offering, the inclusion of all, or any portion of the Registrable Shares requested to be so registered by the Holder, when added to the securities being registered by the Company for any Other Holder, will exceed the maximum amount of the Company's securities which the


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

underwriter believes can be marketed (x) at a price reasonably related to their then current market value, or (y) without otherwise materially adversely affecting the offering, then the Company may exclude from such Registration Statement all, or any portion of the Registrable Shares requested by the Holder to be registered; and

                           (ii)     If securities proposed to be offered for
sale pursuant to such Registration Statement are securities owned by Other Holders and the total number of securities to be offered by the Holder and such Other Holders is required to be reduced pursuant to a request from the underwriter as provided in subparagraph (b)(i) above, the aggregate number of Registrable Shares to be included by the Company for the Holder in such Registration Statement shall equal the number of such shares which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all selling security holders (including the Holder and the Other Holders) as the original number of Registrable Shares proposed to be included therein by the Holder bears to the total original number of securities proposed to be included therein by the Holder and the Other Holders.

                  (c) Notwithstanding the provisions of this Paragraph 12, the Company shall have the right at any time after it shall have given written notice pursuant to Paragraph 12(b) (irrespective of whether a written request for inclusion of any such securities shall have been made by the Holder) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  (d) The Company will use its best efforts to cause any such Registration Statement covering all or any portion of the Registrable Shares to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its best efforts to obtain the removal of such order. The Holder agrees to cooperate in all respects with the Company in effectuating the foregoing,

                  (e) While any Registration Statement covering all or any portion of the Registrable Shares is effective, the Company will take all necessary action which may be required in qualifying or registering the Registrable Shares for offering and sale under the securities or "Blue Sky" laws of such number of states as are reasonably requested in writing by the Holder (or obtaining as an exemption from any such qualification or registration requirements), provided that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities under the laws of any such jurisdiction or take any action that would subject the Company to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (f) The Company shall be required to maintain the effectiveness of any Registration Statement registering Registrable Shares under this Paragraph 12 until the earlier of (i) the date on which the shares of Common Stock owned by the Holder cease being Registrable Shares hereunder, or
(ii) the expiration of eighteen (18) months from the date such Registration Statement has been declared effective by the Commission. The Company shall prepare and file with the Commission such amendments and supplements to such Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Shares covered by such Registration Statement whenever the Holder shall desire to sell or otherwise dispose of the Registrable Shares (including prospectus supplements with respect to the sale of Registrable Shares from time to time in connection with a Registration Statement pursuant to Rule 415 of the Commission). The Company will also furnish the Holder with such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, or any amendment or supplement to any prospectus in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares.

                  (g) The giving of any notice by the Holder under this Paragraph 12 shall not impose upon the Holder any obligation to sell any Registrable Shares.

                  (h) The Company agrees that until all Registrable Shares have been sold pursuant to either a Registration Statement pursuant to this Paragraph 12 or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed by it with the Commission under the Act in order to permit the Holder to sell the Registrable Shares under Rule 144 of the Act.

                  (i) As a condition to the registration rights granted to the Holder under this Warrant, the Holder hereby agrees to cooperate with the Company in all respects in connection with the registration of the Registrable Shares, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested by the Company in connection with the registration and sale of the Registrable Shares.

                  (j) The Company's obligations under this Paragraph 12 shall be subject to and conditioned upon the Holder providing the Company in a timely manner with such information which the Company or any managing underwriter or underwriter may request in connection with a Registration Statement which includes Registrable Shares, including, but not limited to, information concerning the Holder, any underwriter or broker-dealer engaged by the Holder, the proposed manner of distribution of the Registrable Shares and any information requested by the Commission.

                  (k) The Company shall bear the entire cost and expense of any registration of Registrable Shares pursuant to this Paragraph 12, including, without limitation, printing expenses, fees and disbursements of Company counsel and accounting and audit fees and costs; provided, that the Holder shall bear the fees of its own counsel and accountants, all registration and filing fees (both Federal and state), and all transfer taxes and underwriting discounts or commissions applicable to the Registrable Shares sold by the Holder pursuant thereto.

                  (l) The Company shall take such other actions as shall be reasonably requested by the Holder to facilitate the registration and sale of the Registrable Shares hereunder, provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which, in the aggregate, would cost the Company in excess of $5,000.

         13. Indemnification. The Company and the Holder shall indemnify each other with respect to the registration of any Registrable Shares pursuant to Paragraph 12 hereof to the extent set forth below:

                  (a) The Company shall indemnify and hold harmless the Holder and each affiliate, officer, director, shareholder, and partner of such Holder, any underwriter or broker-dealer (as defined in the Act), who may purchase from or sell any Registrable Shares for the Holder, and each person, if any, who controls such Holder or underwriter or broker-dealer (within the meaning of the Act or the Securities Exchange Act of 1934, as amended) from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees) (the "Losses") caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus included therein or any related application or other filing under any state securities law or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Holder or any of such persons may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state laws, rules or regulations, at common law or otherwise, except insofar as such Losses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished or required to be furnished to the Company by the Holder or any of such persons or entities expressly for use in any Registration Statement.

                  (b) The Holder shall indemnify and hold harmless the Company, its directors, each officer signing a Registration Statement, each person, if any, who controls the Company within the meaning of the Act, the Company's counsel, any managing underwriter or underwriter (and each person who controls the managing underwriter or the underwriter within the meaning of the
Act), and each other person whose securities are being offered or sold pursuant to such Registration Statement, from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus required to be filed or furnished in connection therewith, or any related application or other filing under any state securities law or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Company, or any of such persons, may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state laws, rules or regulations, at common law or otherwise, insofar as such Losses are caused by any untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished to the Company by the Holder expressly for use in any Registration Statement.

                  (c) If any action or claim shall be brought or asserted by a person or entity entitled to indemnification pursuant to subparagraphs 13(a) or (b) of this Warrant (an "Indemnified Party") against any person or entity who or which is responsible to provide indemnification thereunder (an "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, of all of the particulars with respect thereto, and the Indemnifying Party shall assume the defense of any action or proceeding relating thereto, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all legal and other expenses of such defense. The failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability for indemnification which it may have to the Indemnified Party hereunder, unless such failure materially prejudices the rights of the Indemnifying Party. The Indemnified Party shall have the right to employ separate counsel in any action or proceeding relating to a claim for indemnification hereunder and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party, in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both an Indemnified Party and an Indemnifying Party, and in the judgment of counsel for the Indemnifying Party, it is advisable for the Indemnified Party or controlling person to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party or such controlling person), it being understood, however, that the Indemnifying Party shall, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time in each jurisdiction for all indemnified parties (including the Holder and the Other Holders and whether pursuant to this Warrant or any other agreements granting registration rights), which firm shall be designated in writing by all such indemnified parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding which is effected by an Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action or proceeding by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Warrant is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand and of the Indemnified Party, on the other hand, in connection with the matters which resulted in such Loss, as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission, or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant hereto shall be limited to an amount equal to the proceeds received by the Holder from the Registrable Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss).

                  (e) The indemnification provided for by this Paragraph 13 shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Shares by any person entitled to indemnification hereunder and the expiration or termination of this Warrant.

         14. Replacement Warrant. Upon receipt of such evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon the delivery to the Company of a bond or indemnity satisfactory to the Company if determined to be necessary by the Company, or in the case of such mutilation, of the surrender or cancellation of this Warrant if deemed necessary by the Company, the Company will issue to the Holder a new warrant of like tenor in lieu of this Warrant, representing the right to subscribe for and purchase the number of Warrant Shares covered by this Warrant.

         15. Expenses. All expenses, including but not limited to attorneys' fees, incurred in connection with the preparation and issuance of this Warrant shall be borne by the Company.

         16. Notices. All notices, requests, consents, deliveries, payments, demands and other communications which are required or permitted to be given under this Warrant (the "Notices") shall be in writing and shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses set for therein, or to such other address as either party shall have specified by notice in writing to the other. Such Notices shall be deemed duly given hereunder when so delivered or within three (3) business days of mailing, if mailed as aforesaid, as the case may be:

If to the Company:        The Sagemark Companies Ltd.
                          1285 Avenue of the Americas, 35th Floor
                          New York, NY 10019

                          -and-

                          Premier P.E.T. International Imaging, Inc.
                          2300 Glades Road, Suite 100W
                          Boca Raton, FL 33431
                          Attn: Mr. George W. Mahoney, Chief Financial Officer
                          ----------------------------------------------------

If to the Holder:



With a copy to:




         17. Governing Law; Sole Agreement. This Warrant shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein and without regard to principles of conflicts of laws. This Warrant represents the sole and entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified without the written consent of the party to be charged with such modification.

         18. Binding Effect. The provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors, permitted assigns, heirs and personal representatives.

         19. Headings. The headings in this Warrant are for purposes of reference only, and shall not affect the meaning or construction of any of the provisions of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ___ day of May, 2002.

WITNESS:                            THE SAGEMARK COMPANIES LTD.


________________________            By: /s/ THEODORE B. SHAPIRO
                                        ---------------------------------------
                                        Theodore B. Shapiro
                                        President and Chief Executive Officer
________________________
Print Name

WITNESS:

________________________



________________________
Print Name

                                    EXHIBIT A
                                    ---------

                           WARRANT SHARE PURCHASE FORM
                           ---------------------------

                 (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ________________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of THE SAGEMARK COMPANIES LTD. in the amount of $__________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

         If said number of Warrant Shares shall not be all of the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion thereof be registered in the name of ________________ and delivered at ____________________ in accordance with
Paragraph 11 of the within Warrant.

Dated:________________

                                 Signature  ________________________________


                                            ________________________________
                                                     (Print Name)
                                            ________________________________
                                                   (Street Address)
                                            ________________________________
                                               (City) (State) (Zip Code)

                                    EXHIBIT B
                                    ---------

                                 ASSIGNMENT FORM
                                 ---------------

                  FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers to _____________ , Social Security Number _____________________the
within Warrant, to the extent of __________ of the Warrant Shares covered thereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint as attorney-in-fact, ________________, to transfer such Warrant on the register of The Sagemark Companies Ltd. with full power and substitution.

                                            ________________________________

                                            ________________________________
                                            Print Name

Dated: